Exhibit 99.2

Q3 2019 Financial Results Supplementary Presentation November 1, 2019 CONFIDENTIAL

Cautionary Note Regarding Forward-Looking Statements To the extent any statements made in this presentation contain information that is not historical, these statements are forward-looking statements or forward-looking information, as applicable, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively “forward-looking statements”). Forward-looking statements can generally be identified by the use of words such as “should,” “intend,” “may,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “project,” “will,” “could,” “would,” “target,” “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although Atlantic Power Corporation (“AT”, “Atlantic Power” or the “Company”) believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company, including, without limitation, the outcome or impact of the Company’s business strategy to increase the intrinsic value of the Company on a per-share basis through disciplined management of its balance sheet and cost structure and investment of its discretionary cash in a combination of organic and external growth projects, acquisitions, and repurchases of debt and equity securities; the Company’s ability to enter into new PPAs on favorable terms or at all after the expiration of existing agreements, and the outcome or impact on the Company’s business of any such actions. Although the forward-looking statements contained in this presentation are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this presentation and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances. The Company’s ability to achieve its longer-term goals, including those described in this presentation, is based on significant assumptions relating to and including, among other things, the general conditions of the markets in which it operates, revenues, internal and external growth opportunities, its ability to sell assets at favorable prices or at all and general financial market and interest rate conditions. The Company’s actual results may differ, possibly materially and adversely, from these goals. Disclaimer – Non-GAAP Measures Project Adjusted EBITDA is not a measure recognized under GAAP and does not have a standardized meaning prescribed by GAAP, and is therefore unlikely to be comparable to similar measures presented by other companies. Investors are cautioned that the Company may calculate this non-GAAP measure in a manner that is different from other companies. The most directly comparable GAAP measure is Project income (loss). Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation and amortization, impairment charges, insurance loss (gain), other (income) expenses, and changes in the fair value of derivative instruments. Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors. A reconciliation of Project Adjusted EBITDA to Project income (loss) and to Net income (loss) on a consolidated basis is provided on page 38. Leverage ratio • • Consolidated debt to Adjusted EBITDA, calculated for the trailing four quarters. Consolidated debt includes both long-term debt and the current portion of long-term debt at APLP Holdings, specifically the amount outstanding under the term loan and the amount borrowed under the revolver, if any, the Medium Term Notes, and consolidated project debt (Cadillac). Adjusted EBITDA is calculated as the Consolidated Net Income of APLP Holdings plus the sum of consolidated interest expense, tax expense, depreciation and amortization expense, and other non-cash charges, minus non-cash gains. The Consolidated Net Income includes an allocation of the majority of Atlantic Power G&A expense. It also excludes earnings attributable to equity-owned projects but includes cash distributions received from those projects. • Reference to “Cdn$” and “Canadian dollars” are to the lawful currency of Canada and references to “$”, “US$” and “U.S. dollars” are to the lawful currency of the United States. All dollar amounts herein are in U.S. dollars, unless otherwise indicated. 2

Q3 2019 Supplementary Presentation • • • • • • • Highlights Operations Review Commercial Update Financial Results Liquidity and Debt 2019 Guidance Appendix Repayment Profile 3

Q3 2019 Highlights • Results for the third quarter exceeded our expectations Continuation of the first-half 2019 trend Raising 2019 guidance for Project Adjusted EBITDA o o • Executed new ten-year contract for Williams Lake Good outcome in difficult power market Expect it to be significantly accretive to our estimates of intrinsic value o o • Closed acquisitions of four biomass plants for approximately $31 million Combined EBITDA of approximately $7 million to $9 million annually on average through 2027 Attractive acquisition multiples; accretive to our estimates of intrinsic value o o • Cadillac equipment failure and extended outage Only significant negative development of the quarter No injuries; not a biomass issue; financial impact limited o o • Anticipating significant operating cash flow in 2020-2024 Debt reduction and improvement in leverage ratio continuing Meaningful discretionary cash flow available for disciplined capital allocation o o 4

Cadillac Equipment Malfunction and Fire • Significant equipment malfunction sparked a fire at the plant on September 22, 2019 Plant was in process of being brought down for its fall outage No injuries Still investigating the cause, but believe it began with a malfunction in steam turbine which sparked fire o o o • Extensive damage to steam turbine, generator and other components in that area of the plant Turbine, generator, and at least one transformer must be replaced Boiler, cooling tower, fuel pile and fuel handling areas were not affected – not a biomass issue o o • Plant expected to be offline for an extended period Current estimate (subject to change) at least another nine months o • Expect financial impact to be mostly covered by insurance Preliminary estimate of exposure: Deductibles of ~$2.5 million to $3.0 million (all in 2019) o 5

Q3 2019 Operational Performance: Higher generation due to acquisitions and higher dispatch at Frederickson 2.85 1,268 1,235 2.7% Industry average 697 574 21.4% 436 422 225 150 FY 2015FY 2016FY 2017FY 2018YTD Sep 2019 TRIR, generation companies (Bureau of Labor Statistics): FY 2015 1.4, FY 2016 1.0, FY 2017 1.5 Generation drivers: Q3 2019 Q3 2018 + + + + - - Acquisitions of Allendale, Dorchester, Craven and Grayling Frederickson higher dispatch Morris higher PJM pricing Curtis Palmer higher water flows Williams Lake voluntary curtailment Manchief lower dispatch Total 95.1% 94.3% Higher availability factor: + + + - - Cadillac extended outage in prior period Morris fall outage taken in prior period Piedmont 100% availability in period Moresby Lake transformer failure Mamquam runner replacement 6 Hydro generation Curtis Palmer Mamquam +30% vs Q3 2018-8% vs Q3 2018 - 9% vs long-term avg.-9% vs long-term avg. East U.S. West U.S. Canada 98.8%94.0% 97.8%97.8% 79.9%90.2% Availability (3.2)% (33.4)% Q3 2018Q3 2019 East U.S. Q3 2018Q3 2019 West U.S. Q3 2018Q3 2019 Canada Q3 2018Q3 2019 Total 1.67 1.65 1.16 0.69 Safety: Total Recordable Incident Rate Aggregate Power Generation Q3 2019 vs. Q3 2018 (Net GWh)

AtlanticPower Corporation

New Contract for Williams Lake

- New ten-year Energy Purchase Agreement (EPA) with BC Hydro effective October 1, 2019
- Fixed price per megawatt-hour for energy produced (annual CPI escalator)
- Annual generation limit of 388.5 gigawatt-hours
  - The plant will not operate during the months of May, June and July ("freshet")
  - Required to operate in November through February (this winter – February only required month)
- No capacity payment or fuel cost pass-through
- Fuel availability and cost are significant variables
  - Adversely affected by current state of BC timber market
  - Near-term focus is on building fuel inventory; making progress since EPA signed
- Required maintenance consistent with new ten-year contract
  - Cooling tower rebuild and generator rewind; will be expensed
  - Expect to undertake beginning in Q4 2019; majority in 2020 and 2021 (freshet months)
- Continuing to evaluate potential investment in fuel shredder to burn rail ties
  - Reviewing expected capital cost, economics of investment and risks
  - Compare returns to conventional supply options
- Expect to provide update on fuel supply outlook and potential options over next few quarters
- EBITDA outlook
  - Expect EBITDA loss in Q4 2019 (no operation)
  - Expect breakeven or minimal EBITDA in 2020 (maintenance; still negotiating with fuel suppliers)
  - Will provide longer-term EBITDA guidance at a later date

7

Recontracting Updates • • PPA expires in May 2020 In September, Southern California Edison (SCE) issued an RFO for 1,745 MW of incremental system resource adequacy capacity to come online by August 2021 or 2022 and later Bids are due in November with decisions expected in Q1 2020 Plan to submit one or more bids for Oxnard in this RFO Also pursuing other potential paths to a new contract • PPA expires in June 2020; most challenging near-term expiration Engaged with the provincial government o No mechanism in place in Ontario to compensate biomass for non-power benefits Have strong support from local government, various forestry organizations, unions and Hearst area mills • • • • • 8 Oxnard (California) Calstock (Ontario)

Biomass Acquisitions – Allendale and Dorchester (South Carolina) • • • Acquired July 31, 2019 Paid $10.0 million at closing, including closing adjustments; total investment $12.6 million 20 MW each; Allendale in service since November 2013 and Dorchester since October 2013 o 30-year PPAs with South Carolina Public Service Authority Fuel a mix of mill and harvesting residues Expect base case Project Adjusted EBITDA on a combined basis of approximately $3 million annually on average Integration efforts on schedule; plants have been performing in line with expectations Evaluating modest optimization investments for 2020 to improve boiler efficiency and plant reliability, reduce maintenance costs and increase access to a wider range of fuels at lower cost • • • • Dorchester Allendale 9

Biomass Acquisitions – Craven and Grayling • Acquired August 31, 2019 o 50% interest in 48 MW Craven County plant in North Carolina; in service since October 1990 o 30% interest in 37 MW Grayling plant in Michigan; in service since June 1992 Total cost $18.7 million, including $0.2 million of previously expensed transaction costs PPAs run through December 31, 2027 (Craven – Duke Energy; Grayling – Consumers/CMS Energy) Plants are well managed; operated by CMS Energy, a 50% owner in both plants Results overall for the third quarter were in line with expectations Expect Project Adjusted EBITDA on a combined basis of approximately $4 million to $5 million annually on average over the remaining term of the PPAs Projects are accounted for using the equity method • • • • • • Craven Grayling 10

AtlanticPower Corporation

Accounting and Financial Impacts of Cadillac Event

- Carry both property and business interruption insurance on all of our plants
- Property insurance covers cost of replacing equipment
  - Carries $1.0 million deductible
- Q3 2019 financial statements:
  - Recorded a $25.2 million write down for Cadillac PP&E and capital spares inventory
  - Recorded a corresponding $24.2 million insurance receivable
    - Both are based on current assessment of damage and cost to repair or replace; subject to change
  - Deductible recorded as insurance loss of $1.0 million
    - Reduced Project income and Net income – but does not affect Project Adjusted EBITDA
- Business interruption insurance effectively replaces lost EBITDA
  - Carries 45-day deductible
  - Estimated lost EBITDA and reduction to operating cash flow during deductible period: ~ $1.5 million - $2.0 million (majority in Q4 2019)

11

AtlanticPower Corporation

Q3 2019 Financial Highlights

Financial Results	• Project Adjusted EBITDA of $48.9 million, up from $45.4 million in Q3 2018 • Results exceeded expectations, mostly due to biomass plant acquisitions and avoided shutdown expenses at Williams Lake • Cash provided by operating activities of $36.4 million, up from $19.5 million in Q3 2018
2019 Outlook	• Increased 2019 Project Adjusted EBITDA[(1)] guidance to range of $185 million to $195 million • Estimating 2019 cash provided by operating activities[(2)] of $115 million to $125 million
Balance Sheet	• Repaid $18.3 million of term loan and project debt • Consolidated leverage ratio of 3.7 times, improved from 4.0 times last quarter • Expect to repay approximately $15.8 million in fourth quarter (leverage ratio to remain below 4.0 times)
Capital Allocation	• On July 31, completed acquisition of two contracted biomass plants from EDF Renewables; $10.0 million paid at closing (incl. closing adjustments), plus $2.6 million deposit paid in Sept. 2018 • On August 13, completed acquisition of minority interests in two contracted biomass plants from AltaGas for $18.7 million (including $0.2 million of transaction costs) • Invested C$220 thousand in repurchase of Series 2 preferred shares under NCIB

Q3 and YTD 2019 results exceeded expectations

Significant progress on growth initiatives and debt repayment

(1) The company has not provided guidance for Project income or Net income because of the difficulty of making accurate forecasts and projections without unreasonable efforts with respect to certain highly variable GAAP metrics, including changes in the fair value of derivative instruments and foreign exchange gains or losses. These factors, which generally do not affect cash flow, are not included in Project Adjusted EBITDA.
(2) Assumes for this purpose that changes in working capital are nil.

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AtlanticPower Corporation

Q3 2019 Project Adjusted EBITDA[1] (bridge vs 2018)

($ millions)


$45.4
(1.7)
Williams Lake
Voluntary curtailment
(1.6)
Oxnard
Gas turbine repairs and lease engine expense
(1.2)
Nipigon
Control system upgrade
1.7
All other
Mostly Kenilworth
1.0
Frederickson
Lower maintenance expense; higher dispatch
1.0
Tunis
Start-up maintenance in 2018; revenue under new PPA (Oct. 2018)
1.1
Cadillac
Extended outage in prior period
1.5
Curtis Palmer
Higher water flows
1.7
Acquisitions
Allendale
Dorchester
Craven
Grayling
$48.9
Q3 2018
Q3 2019

Biomass acquisitions and higher water flows at Curtis Palmer drove the increase, partially offset by voluntary curtailment at Williams Lake

(1) See Appendix for discussion of non-GAAP disclosures.

13

AtlanticPower Corporation

YTD 2019 Project Adjusted EBITDA[1] (bridge vs 2018)

($ millions)



$138.5
(6.6)
Williams Lake
Short-term PPA extension (lower margins) and voluntary curtailment
(2.9)
Oxnard
Gas turbine repairs and lease engine expense
(2.8)
Chambers
Lower energy and steam demand; lower prices for excess energy
(0.7)
All other
1.7
Acquisitions
Allendale Dorchester Craven Grayling
1.8
Orlando
Contractual rate escalation and lower fuel prices
6.6
Tunis
Start-up maintenance in 2018; revenue under new PPA (Oct. 2018)
7.5
Manchief
Gas turbine major overhaul in Q2 2018
10.1
Curtis Palmer
Higher water flows
$153.2
YTD Sept 2018
YTD Sept 2019

Higher water flows at Curtis Palmer drove strong YTD results
Manchief and Tunis also significant contributors
Williams Lake decrease due to lower margins under short-term contract and voluntary curtailment

(1) See Appendix for discussion of non-GAAP disclosures.

14

AtlanticPower Corporation

Q3 2019 Cash Flow Results

($ millions)

	Three months ended September 30,		
Unaudited	**2019**	**2018**	**Change**
Cash provided by operating activities	$36.4	$19.5	$16.9
Recurring uses of cash provided by operating activities:			
Term loan repayments [(1)]	(17.5)	(20.0)	2.5
Project debt amortization	(0.8)	(0.8)	-
Capital expenditures	(0.5)	(0.1)	(0.4)
Preferred dividends	(1.8)	(2.1)	0.3

- $3.5 million increase in Project Adjusted EBITDA
- $5.9 million increase in distributions from unconsolidated affiliates ($3.8 million due to timing)
- $1.2 million reduction in cash interest payments due to lower debt balances
- $7.2 million favorable year-over-year change in working capital

	Nine months ended September 30,		
Unaudited	**2019**	**2018**	**Change**
Cash provided by operating activities	$104.5	$97.8	$6.7
Recurring uses of cash provided by operating activities:			
Term loan repayments [(1)]	(50.0)	(70.0)	20.0
Project debt amortization	(2.3)	(9.5)	7.2
Capital expenditures	(0.8)	(1.4)	0.6
Preferred dividends	(5.5)	(6.3)	0.8

- $14.7 million increase in Project Adjusted EBITDA
- $4.0 million increase in distributions from unconsolidated affiliates
- $3.3 million reduction in cash interest payments due to lower debt balances and lower spread
- ($17.3) million adverse impact from changes in working capital
  - 2018 period included $29.2 million release of working capital by the San Diego projects, Kapuskasing and North Bay due to PPA expirations

(1) Includes 1% mandatory annual amortization and targeted debt repayments.

15

Liquidity ($ millions) Cash and cash equivalents, parent Cash and cash equivalents, projects Total cash and cash equivalents $31.2 26.9 58.1 $45.6 25.8 71.4 Revolving credit facility Letters of credit outstanding Availability under revolving credit facility 200.0 (76.9) 123.1 200.0 (77.0) 123.0 Excludes restricted cash of: $1.7 $1.4 Consolidated debt (1) Leverage ratio (2) $664.2 3.7 $685.4 4.0 (1) Before unamortized discount and unamortized deferred financing costs (2) Consolidated debt to trailing 12-month Adjusted EBITDA (after Corporate G&A) 16 Total Liquidity$181.2$194.4 Q3 2019 change: ($13.3) million $15.8 million discretionary cash flow after debt repayment, preferred dividends and capex ($18.5) million for minority interests in Craven and Grayling ($10.0) million to acquire Allendale and Dorchester Includes approx. $24 million available for discretionary purposes Sep 30, 2019Jun 30, 2019

(1) Debt Repayment and Projected Debt Balances through 2023 ($ millions) $160 $140 • Term loan – Remaining $111 million principal; assumed to be refinanced prior to April 2023 maturity o Alternatives include repayment at maturity or extension of maturity date $120 $100 Debt Repayment $80 $60 $40 $20 • Includes $14 million amortization of term loan in Q1 2023 $0 Remainder 2019 2020 2021 2022 2023 $800 $700 • Expect to reduce our debt by approximately half by YE 2023 $600 $500 Projected Debt Balances • Expect the majority of the debt will be repaid from operating cash flows $400 $111 $300 • Expect to result in lower cash interest payments and lower leverage ratios $200 $100 $0 9/30/2019 YE 2019 Actual YE 2020 YE 2021 YE 2022 YE 2023 (1) Includes Company’s proportional share of debt at Chambers of $43 million, which is not consolidated because the project is 40% owned. Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.3249. 17 $707$686 $570 $479 $390$362 Bullet maturity Amortization $111 $116 $92 $88 $28 $21

AtlanticPower Corporation

2019 Project Adjusted EBITDA[(1)] Guidance (bridge vs 2018)

($ millions)

Increasing guidance to range of $185 million to $195 million

Previously $175 million to $190 million


$185
(9)
Williams Lake
Short-term PPA extension (lower margins); New PPA avoids severance costs and inventory write-off
(3)
All other
(2)
Mamquam
Lower water flows and runner replacement
(2)
Chambers
Lower pricing and demand
+3
Acquisitions
Allendale
Dorchester
Craven
Grayling
+4
Curtis Palmer
Higher water flows
+7
Manchief
Gas turbine major overhaul in Q2 2018; Higher dispatch
+7
Tunis
Start-up maintenance in 2018; full year of operations under new PPA in 2019
$195
$185
FY 2018 Actual
FY 2019 Guidance

Primary drivers of increase:	
Curtis Palmer	+4
Acquisitions	+3
Williams Lake	+2
All other	(2)
Total change	**+7**

(1) The Company has not provided guidance for Project income or Net income because of the difficulty of making accurate forecasts and projections without unreasonable efforts with respect to certain highly variable components of these comparable GAAP metrics, including changes in the fair value of derivative instruments and foreign exchange gains or losses. These factors, which generally do not affect cash flow, are not included in Project Adjusted EBITDA. See Appendix for discussion of non-GAAP disclosures.

18

AtlanticPower Corporation

Bridge of 2019 Project Adjusted EBITDA Guidance to Cash Provided by Operating Activities

($ millions)

	Updated Guidance as of 10/31/19	Initial Guidance as of 2/28/19
Project Adjusted EBITDA	**$185 - $195**	**$175 - $190**
Adjustment for equity method projects (1)	(5)	(5)
Corporate G&A expense	(22)	(22)
Cash interest payments	(39)	(39)
Cash taxes	(2)	(4)
Decommissioning (San Diego projects)	(1)	(5)
Other (including changes in working capital)	-	-
Cash provided by operating activities	**$115 - $125**	**$100 - $115**

Note: For purposes of providing a reconciliation of Project Adjusted EBITDA guidance, impact on Cash provided by operating activities of changes in working capital is assumed to be nil.

Planned Uses of Cash Provided by Operating Activities:

• Term loan repayments	$65.0
• Project debt amortization	3.1
• Preferred dividends	8.0
• Capital expenditures	1.1

Capital Allocation YTD Sep 2019:

• NCIB repurchases (2)	$8.8
• Redemption of Series D	18.5
• Acquisitions (3)	28.5

The Company has not provided guidance for Project income or Net income because of the difficulty of making accurate forecasts and projections without unreasonable efforts with respect to certain highly variable components of these comparable GAAP metrics, including changes in the fair value of derivative instruments and foreign exchange gains or losses. These factors, which generally do not affect cash flow, are not included in Project Adjusted EBITDA.

(1) Represents difference between Project Adjusted EBITDA and cash distribution from equity method projects; in 2019, the $(5) million reflects debt amortization at Chambers of $5.2 million. (2) 2019 YTD repurchases include $8.0 million of preferred shares and $0.8 million of common shares. (3) Includes the $10.0 million for the South Carolina biomass acquisition paid at closing July 31, 2019 and $18.5 million for the AltaGas biomass acquisition that closed August 13, 2019.

19

Appendix TABLE OF CONTENTS Page 21 22 23-30 31-32 Power Projects and PPA Expiration Dates YTD Operating Metrics Capital Structure Information Project Information – Earnings/Cash Flow Diversification and PPA Term Supplemental Financial Information Q3 2019 Results Summary Project Income by Project Project Adjusted EBITDA by Project Cash Distributions from Projects Non-GAAP Disclosures 33-34 35 36 37 38-40 20

AtlanticPower Corporation

Power Projects and PPA Expiration Dates

Year	Project	Location	Type	Economic Interest	Net MW	Contract Expiry
2020	Oxnard	California	Nat. Gas	100%	49	5/2020 (1)
	Calstock	Ontario	Biomass	100%	35	6/2020
2021	Kenilworth	New Jersey	Nat. Gas	100%	29	9/2021
2022	Manchief	Colorado	Nat. Gas	100%	300	4/2022 (2)
	Moresby Lake	B.C.	Hydro	100%	6	8/2022
	Frederickson	Washington	Nat. Gas	50.15%	125	8/2022
	Nipigon	Ontario	Nat. Gas	100%	40	12/2022
2023	Orlando	Florida	Nat. Gas	50%	65	12/2023
2024	Chambers	New Jersey	Coal	40%	105	3/2024
2025 - 2029	Mamquam	B.C.	Hydro	100%	50	9/2027 (3)
	Curtis Palmer	New York	Hydro	100%	60	12/2027 (4)
	Craven	North Carolina	Biomass	50%	24	12/2027
	Grayling	Michigan	Biomass	30%	11	12/2027
	Cadillac	Michigan	Biomass	100%	40	6/2028
	Williams Lake	B.C.	Biomass	100%	66	10/2029
2032 - 2043	Piedmont	Georgia	Biomass	100%	55	9/2032
	Tunis	Ontario	Nat. Gas	100%	37	10/2033
	Morris	Illinois	Nat. Gas	100%	77 (5)	12/2034 (6)
	Koma Kulshan	Washington	Hydro	100%	13	3/2037
	Dorchester	South Carolina	Biomass	100%	20	10/2043
	Allendale	South Carolina	Biomass	100%	20	11/2043

(1) Oxnard's steam sales agreement expires in Feb. 2020. (2) Public Service Co. of Colorado has executed an agreement to purchase Manchief after the expiration of the PPA in May 2022, subject to regulatory approval. (3) BC Hydro has an option to purchase Mamquam that is exercisable in Nov. 2021. (4) Expires at the earlier of Dec. 2027 or the provision of 10,000 GWh of generation. Based on cumulative generation to date, we expect the PPA to expire prior to Dec. 2027. (5) Equistar has right to take up to 77 MW but on average takes approx. 50 MW. Balance of 177 MW of capacity is sold to PJM. (6) Equistar has an option to purchase Morris exercisable in Dec. 2020 and Dec. 2027.

21

AtlanticPower Corporation

YTD 2019 Operational Performance:
Higher generation due to higher dispatch at Frederickson

Safety: Total Recordable Incident Rate


Industry average
1.67
0.69
1.16
1.65
2.85
FY 2015
FY 2016
FY 2017
FY 2018
YTD Sep 2019

TRIR, generation companies (Bureau of Labor Statistics): FY 2015 1.4, FY 2016 1.0, FY 2017 1.5

Availability

	YTD 2019	YTD 2018
East U.S.	98.0%	95.8%
West U.S.	94.6%	94.6%
Canada	90.1%	95.4%
Total	**95.8%**	**95.4%**

Availability factor in line with prior period:

- \+ Manchief overhaul in prior period
- \+ Kenilworth overhaul in prior period
- \+ Piedmont fewer forced outage hours
- \- Moresby Lake transformer failure
- \- Mamquam seal repair and runner replacement

Aggregate Power Generation YTD 2019 vs. YTD 2018 (Net GWh)


1,834
7.5%
1,971
778
15.2%
896
723
(12.6)%
632
3,335
4.9%
3,499
YTD 2018
YTD 2019
East U.S.
West U.S.
Canada
Total

Generation driven by:

- \+ Frederickson higher dispatch
- \+ Acquisitions of Allendale, Dorchester, Craven and Grayling
- \+ Curtis Palmer higher water flows
- \- San Diego PPA expirations (Feb. 2018)
- \- Williams Lake voluntary curtailment
- \- Chambers lower energy prices
- \- Mamquam lower water flows

YTD Hydro generation

Curtis Palmer	Mamquam
+34% vs Sep YTD 2018	-13% vs Sep YTD 2018
+25% vs long-term avg.	In line with long-term avg.

22

Strengthening Balance Sheet ($ millions) Approximately $1.2 billion net reduction in consolidated debt since YE 2013 (1) Reflects $86 million of debt repayments in 2019 (2) Excludes unamortized discounts and deferred financing costs. 23 • Expect to repay another ~$15.8 million of consolidated debt by YE 2019, for a total of approximately $86.6 million in 2019 • Leverage ratio expected to be substantially unchanged at approximately 3.7 times by YE 2019 $2,000 10.0 $1,800 9.0 $1,600 8.0 $1,400 7.0 $1,200 6.0 $1,000 5.0 $800 4.0 $600 3.0 $400 2.0 $200 1.0 $0 0.0 YE 2013 YE 2014 YE 2015 YE 2016 YE 2017 YE 2018 9/30/2019 Proj.YE 2019 (1) Consolidat ed debt (millions) (2) Lever age ratio $1,876 9.5 $1,755 6.9 $1,019 $997 5.7 5.6 $846 $727 $664 $649 4.5 3.3 ~3.7x 3.7

AtlanticPower Corporation

Debt Repayment Profile at September 30, 2019 (1)

($ millions)

Total $707 — 50% bullet (2), 50% amortizing


$111 term loan – April 2023 maturity – May refinance or extend prior to maturity
300.0
250.0
200.0
150.0
100.0
50.0
0.0
$21
$116
$92
$88
$139
$251
MTNs (2036)
Series E (2025)
Remainder of 2019
2020
2021
2022
2023
Thereafter
Project-level debt
APLP Holdings Term Loan
APC Convertible Debentures (US$ equivalent)
APLP Medium-term Notes (US$ equivalent)

- **Project-level non-recourse debt:** $62, including $43 at Chambers (equity method); amortizes over the life of the project PPAs (through 2025)
- **APLP Holdings Term Loan:** $400; 1% annual amortization and mandatory prepayment via the greater of a 50% sweep or such other amount that is required to achieve a specified targeted debt balance (combined average annual repayment through 2022 of ~ $87)
- **APC Convertible Debentures:** $87 (US$ equivalent) of Series E convertible debentures (maturing Jan. 2025)
- **APLP Medium-Term Notes:** $159 (US$ equivalent) due in June 2036

(1)) Includes Company's proportional share of debt at Chambers of $43 million, which is not consolidated because the project is 40% owned. (2) Bullet percentage includes remaining term loan balance at maturity in April 2023 of $111 million, medium term notes and Series E convertible debentures. Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of 1.3249

24

Projected Debt Balances through 2023 (1) ($ millions) 800 700 600 500 $390 400 300 200 200 100 111 33 45 20 6 0 9/30/ 19 Actual 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 Project-level debt APLP Holdings Term Loan APC Convertible Debentures (US$ equiv.) APLP Medium-term Notes (US$ equiv.) Expected Debt Repayment (September 30, 2019 – Year End 2023): • APLP Holdings Term Loan: Amortize $289; $111 remaining balance due at maturity in April 2023, assumed to be refinanced prior to that date (2) Project Debt: Amortize $56, ending balance $6 (Cadillac) APC Convertible Debentures: No repayment required prior to 2025 maturity Total Repayment through 2023: $345 (49% of total) • • • (1) ) Includes Company’s proportional share of debt at Chambers of $43 million, which is not consolidated because the project is 40% owned (2) Alternatives include extension of maturity date or repayment at maturity. Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of 1.3249. 25 $707$686 $570 $479 87 87 $362 87 400 385 87 280 8787 125 62 56 159 159 159 159 159 159

Reducing Cash Interest Payments and Corporate Overhead ($ millions) Cash Interest Payments (1) $180 $160 $140 $120 proximate 70% reduction from 2013 level $100 $100 eduction has been driven by debt repayment as ell as re-pricings of our term loan and revolver $80 $60 $40 $20 $0 2013 2014 2015 2016 2017 2018 Proj. 2019 Corporate Overhead Expense $60 $50 oximate 60% reduction from 2013 level $40 $30 $20 $10 $0 2013 2014 2015 2016 2017 2018 Proj. 2019 (1) Includes consolidated debt only 26 $54 $45 Appr $32 $23 $22 $24 $22 Refinancing Transaction Costs $42 Cash Interest Payments $130 Ap $127 R $71 $72 w $41 $39

Capitalization ($ millions) 27 Sep. 30, 2019 Jun. 30, 2019 Long-term debt, incl. current portion (1) APLP Medium-Term Notes (2) Revolving credit facility Term Loan Project-level debt (non-recourse) Convertible debentures (2) $158.6 - 400.0 18.8 86.8 $160.5 - 417.5 19.5 87.9 Total long-term debt, incl. current portion Preferred shares (3) Common equity (4) $664.277% 182.721% 19.32% $685.480% 182.921% 7.91% Total shareholders equity Total capitalization $202.023% $866.2100% $190.822% $876.2100% (1) Debt balances are shown before unamortized discount and unamortized deferred financing costs. (2) Period-over-period change due to F/X impacts. (3) Par value of preferred shares was approximately $140 million and $142 million at September 30, 2019 and June 30, 2019, respectively. (4) Common equity includes other comprehensive income and retained deficit. Note: Table is presented on a consolidated basis and excludes equity method projects

Capital Summary at September 30, 2019 ($ millions) (1) Weighted average rate at Sep. 30, 2019 of approximately 4.20%. Range and weighted average include impact of interest rate swaps (2) Set on Aug 30, 2019 for Dec. 31, 2019 dividend payment. Will be reset quarterly based on sum of the Canadian Government 90-day Treasury Bill yield (using the three-month average result plus 4.18%). Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.3249. 28 Atlantic Power Corporation MaturityAmount OutstandingInterest Rate Convertible Debentures (ATP.DB.E)1/2025$86.8 (C$115.0)6.00% APLP Holdings Limited Partnership MaturityAmountInterest Rate Revolving Credit Facility4/2022$0LIBOR + 2.75% Term Loan4/2023$400.04.15%-4.79% (1) Atlantic Power Limited Partnership MaturityAmountInterest Rate Medium-term Notes 6/2036 $158.6 (C$210) 5.95% Preferred shares (AZP.PR.A) N/A $72.6 (C$96.2) 4.85% Preferred shares (AZP.PR.B) N/A $42.1 (C$55.8) 5.57% Preferred shares (AZP.PR.C) N/A $25.5 (C$33.7) 5.84% (2) Atlantic Power Transmission & Atlantic Power Generation MaturityAmountInterest Project-level Debt (Cadillac - consolidated)8/2025$18.76.26%-6.38% Project-level Debt (Chambers - equity method)12/2019, 12/2023$42.94.50%-5.00%

APLP Holdings Term Loan Cash Sweep Calculation APLP Holdings Adjusted EBITDA (after majority of Atlantic Power G&A expense) Less: Capital expenditures Cash taxes = Cash flow available for debt service Less: APLP Holdings consolidated cash interest (revolver, term loan, MTNs, Cadillac) = Cash flow available for cash sweep Calculate 50% of cash flow available for sweep Compare 50% cash flow sweep to amount required to achieve targeted debt balance Must repay greater of 50% or the amount required to achieve targeted debt balance for that quarter Expect cash sweep to average 65% to 70% over the life of the loan, though higher in early years, and with considerable variability from year to year Expect > 80% of principal to be repaid by maturity through mandatory and targeted repayments Notes: The cash sweep calculation occurs at each quarter-end. Targeted debt balances are specified in the credit agreement for each quarter through maturity. 29 If targeted debt balance is < 50% of cash flow sweep: •Repay 50% minimum •Remaining 50% to Company If targeted debt balance is > 50% of cash flow sweep: •Repay amount required to achieve target, up to 100% of cash flow available from sweep •Remaining amount, if any, to Company

AtlanticPower Corporation

APLP Holdings Credit Facilities – Financial Covenants

Fiscal Quarter	Leverage Ratio	Interest Coverage Ratio
9/30/2019	5.00:1.00	3.25:1.00
12/31/2019	5.00:1.00	3.25:1.00
3/31/2020	5.00:1.00	3.25:1.00
6/30/2020	**4.25:1.00**	**3.50:1.00**
9/30/2020	4.25:1.00	3.50:1.00
12/31/2020	4.25:1.00	3.50:1.00
3/31/2021	4.25:1.00	3.50:1.00
6/30/2021	4.25:1.00	**3.75:1.00**
9/30/2021	4.25:1.00	3.75:1.00
12/31/2021	4.25:1.00	3.75:1.00
3/31/2022	4.25:1.00	3.75:1.00
6/30/2022	4.25:1.00	**4.00:1.00**
9/30/2022	4.25:1.00	4.00:1.00
12/31/2022	4.25:1.00	4.00:1.00
3/31/2023	4.25:1.00	4.00:1.00

Leverage ratio:

Consolidated debt to Adjusted EBITDA, calculated for the trailing four quarters.

Consolidated debt includes both long-term debt and the current portion of long-term debt at APLP Holdings, specifically the amount outstanding under the term loan and the amount borrowed under the revolver, if any, the Medium Term Notes, and consolidated project debt (Cadillac).

Adjusted EBITDA is calculated as the Consolidated Net Income of APLP Holdings plus the sum of consolidated interest expense, tax expense, depreciation and amortization expense, and other non-cash charges, minus non-cash gains. The Consolidated Net Income includes an allocation of the majority of Atlantic Power G&A expense. It also excludes earnings attributable to equity-owned projects but includes cash distributions received from those projects.

Interest Coverage ratio:

Adjusted EBITDA to consolidated cash interest payments, calculated for the trailing four quarters.

Adjusted EBITDA is defined above.

Consolidated cash interest payments include interest payments on the debt included in the Consolidated debt ratio defined above.

Note, the project debt, Project Adjusted EBITDA and cash interest expense for Piedmont are not included in the calculation of these ratios because the project is not included in the collateral package for the credit facilities.

30

Project Adjusted EBITDA and Cash Flow Diversification by Project Nine months ended September 30, 2019 Project Adjusted EBITDA by Segment (1) Canada 18% Project Adjusted EBITDA by Project Includes four acquired biomass plants (partial quarter) Ca l s tock Keni l worth 3% Ca di l l ac 3% 1% Tuni s 1% Other 4% West U.S. 17% Ma mqua m 4% East U.S. 65% Curti s Pa l mer 22% Pi edmont 6% Cash Distributions from Projects by Segment (2) Cha mbers 7% Canada 23% Frederi cks on 7% Orl a ndo 16% Ma nchi ef 8% West U.S. 15% East U.S. 62% Morri s 8% Ni pi gon 10% (1) Based on Project Adjusted EBITDA for the nine months ended September 30, 2019, excluding non-operational projects and one other project that has negative Project Adjusted EBITDA for the period. See Project Adjusted EBITDA by Project in this Appendix. (2) Based on $149.5 million in Cash Distributions from Projects for the nine months ended September 30, 2019. 31

More Than Half of EBITDA Covered by Contracts with At Least 5 Years Remaining Contracted projects have an average remaining PPA life of 6.2 years (1) Remaining PPA Term (years) (1) Pro Forma Offtaker Credit Rating (1) (2) Merchant / Market Pricing 2% (2) BB NR 1% 1% 15+ 9% BBB-to BBB+ 12% 10 to 15 7% AAA 6% Less than 5 49% AA-to AA 18% A-to A+ 63% 5 to 10 33% (1) Weighted by FY 2019 Project Adjusted EBITDA. Includes newly acquired projects. (2) Primarily merchant energy revenue at Morris. 32

Summary of Financial and Operating Results ($ millions, unaudited) Three months ended September 30, Nine months ended September 30, Financial Results 2019 2018 2019 2018 Project revenue Project incom e Net incom e (los s ) attributable to Atlantic Power Corporation Cas h provided by operating activities Cas h us ed in inves ting activities Cas h us ed in financing activities $71.1 27.9 12.6 36.4 (29.1) (20.3) 48.9 $65.4 26.2 (3.2) 19.5 (14.5) (29.7) 45.4 $215.4 80.1 22.7 104.5 (28.0) (87.1) 153.2 $211.6 68.0 12.1 97.8 (16.9) (107.9) 138.5 (1) Project Adjus ted EBITDA Operating Results Aggregate power generation (net GWh) Weighted average availability 1,268.3 95.1% 1,234.6 94.3% 3,499.4 95.8% 3,335.0 95.4% (1) See non-GAAP disclosures in this Appendix. 33

Segment Results ($ millions, unaudited) Three months ended September 30, Nine months ended September 30, 2019 2018 2019 2018 Project income (loss) Eas t U.S. Wes t U.S. Canada Un-allocated Corporate Total Project Adjusted EBITDA Eas t U.S. Wes t U.S. Canada Un-allocated Corporate Total $16.8 5.9 7.1 (1.9) $27.9 $12.7 12.6 1.2 (0.3) $26.2 $59.3 6.3 22.9 (8.4) $80.1 $51.5 4.4 9.8 2.3 $68.0 $31.4 11.6 6.1 (0.2) $48.9 $25.5 11.5 8.3 0.1 $45.4 $100.8 24.5 28.0 (0.1) $153.2 $89.8 16.9 31.5 0.3 $138.5 34

AtlanticPower Corporation

Project Income (Loss) by Project

($ millions, unaudited)

	Three months ended September 30, 2019	Three months ended September 30, 2018	Nine months ended September 30, 2019	Nine months ended September 30, 2018
East U.S.				
Allendale	$0.6	-	$0.6	-
Cadillac	(0.4)	($0.6)	0.5	$1.4
Curtis Palmer	1.2	(0.3)	22.9	12.7
Dorchester	0.5	-	0.5	-
Kenilworth	0.4	(0.5)	(0.2)	(0.6)
Morris	2.6	2.1	7.0	6.9
Piedmont	4.5	4.0	4.2	4.2
Chambers (1)	0.0	0.5	2.6	5.2
Craven (1)	0.2	-	0.2	-
Grayling (1)	0.3	-	0.3	-
Orlando (1)	7.0	7.5	20.8	21.7
Total	**16.8**	**12.7**	**59.3**	**51.5**
West U.S.				
Koma Kulshan (2)	(0.3)	6.7	(0.0)	7.1
Manchief	1.4	1.8	3.6	(3.9)
Naval Station	(0.1)	(0.5)	(0.7)	(1.8)
Naval Training Center	(0.1)	(0.4)	(0.8)	(1.6)
North Island	(0.1)	(0.5)	(0.6)	(1.5)
Oxnard	2.1	3.6	(1.8)	0.9
Frederickson (1)	2.9	1.9	6.5	5.2
Total	**5.9**	**12.6**	**6.3**	**4.4**
Canada				
Calstock	0.9	0.9	2.5	3.2
Kapuskasing	(0.1)	(0.1)	(0.2)	(0.4)
Mamquam	1.1	1.3	4.7	6.0
Nipigon	6.6	(0.5)	16.5	0.4
North Bay	(0.1)	(0.1)	(0.2)	(0.2)
Williams Lake	(1.3)	0.5	(0.9)	5.7
Moresby Lake	(0.6)	(0.6)	(1.0)	(0.6)
Tunis	0.5	(0.2)	1.6	(4.3)
Total	**7.1**	**1.2**	**22.9**	**9.8**
Totals				
Consolidated projects	19.4	16.6	58.2	33.6
Equity method projects	10.4	9.9	30.4	32.1
Un-allocated corporate	(1.9)	(0.3)	(8.4)	2.3
Total Project Income	**$27.9**	**$26.2**	**$80.1**	**$68.0**

(1) Unconsolidated entities for which the results of operations are reflected in equity earnings of unconsolidated affiliates.
(2) Consolidated as of July 27, 2018; equity investment prior to that date.

35

AtlanticPower Corporation

Project Adjusted EBITDA by Project

($ millions, unaudited)

	Three months ended September 30, 2019	Three months ended September 30, 2018	Nine months ended September 30, 2019	Nine months ended September 30, 2018
East U.S.				
Allendale	$0.6	-	$0.6	-
Cadillac	1.8	$0.7	5.2	$5.4
Curtis Palmer	5.0	3.5	34.5	24.3
Dorchester	0.5	-	0.5	-
Kenilworth	1.1	0.1	1.9	1.4
Morris	4.5	4.3	12.3	12.5
Piedmont	6.4	5.8	9.7	9.7
Chambers (1)	2.6	3.1	10.4	13.2
Craven (1)	0.3	-	0.3	-
Grayling (1)	0.3	-	0.3	-
Orlando (1)	8.4	7.9	25.0	23.2
Total	**31.4**	**25.5**	**100.8**	**89.8**
West U.S.				
Koma Kulshan (2)	0.1	0.2	1.1	0.9
Manchief	4.2	4.6	11.9	4.4
Naval Station	(0.1)	(0.5)	(0.3)	(0.7)
Naval Training Center	(0.1)	(0.4)	(0.2)	(0.9)
North Island	(0.1)	(0.5)	(0.3)	(0.6)
Oxnard	3.1	4.7	1.2	4.1
Frederickson (1)	4.4	3.4	11.1	9.7
Total	**11.6**	**11.5**	**24.5**	**16.9**
Canada				
Calstock	1.4	1.5	4.0	4.8
Kapuskasing	(0.1)	(0.1)	(0.2)	(0.4)
Mamquam	1.5	1.7	5.9	7.3
Moresby Lake	(0.4)	(0.3)	(0.3)	0.1
Nipigon	3.7	4.9	16.1	17.1
North Bay	(0.1)	(0.1)	(0.2)	(0.2)
Tunis	0.7	(0.2)	2.3	(4.3)
Williams Lake	(0.8)	0.9	0.4	7.0
Total	**6.1**	**8.3**	**28.0**	**31.5**
Totals				
Consolidated projects	33.0	30.9	106.2	92.1
Equity method projects	16.0	14.5	47.1	46.1
Un-allocated corporate	(0.2)	0.1	(0.1)	0.3
Total Project Adjusted EBITDA	**$48.9**	**$45.4**	**$153.2**	**$138.5**

	Three months ended September 30, 2019	Three months ended September 30, 2018	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Total Project Adjusted EBITDA	**$48.9**	**$45.4**	**$153.2**	**$138.5**
Change in fair value of derivative instruments	(1.0)	-	8.3	(3.5)
Depreciation and amortization	20.2	25.0	60.6	78.0
Interest expense (income), net	0.8	(0.6)	2.0	2.7
Insurance loss	1.0	-	1.0	-
Other (income) expense, net	-	(5.2)	1.2	(6.7)
Project income	**$27.9**	**$26.2**	**$80.1**	**$68.0**
Administration	5.5	5.7	17.3	17.9
Interest expense, net	10.9	14.6	33.0	40.7
Foreign exchange (gain) loss	(2.8)	4.5	7.1	(9.1)
Other (income) expense, net	(0.2)	2.5	0.7	0.3
Income (loss) from operations before income tax	14.5	(1.1)	22.0	18.2
Income tax expense	0.2	3.6	2.4	7.7
Net income (loss)	**$14.3**	**($4.7)**	**$19.6**	**$10.5**
Net income (loss) attributable to preferred share dividends of a subsidiary company	1.7	(1.5)	(3.1)	(1.6)
Net income (loss) attributable to Atlantic Power Corporation	**$12.6**	**($3.2)**	**$22.7**	**$12.1**

(1) Unconsolidated entities for which the results of operations are reflected in equity earnings of unconsolidated affiliates.
(2) Consolidated as of July 27, 2018; equity investment prior to that date.

36

AtlanticPower Corporation

Cash Distributions from Projects by Quarter, 2018 - 2019

($ millions, unaudited)

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019	Q3 2019	YTD 2019
East U.S.									
Allendale	-	-	-	-	-	-	-	$1.2	$1.2
Cadillac	$0.3	$1.3	$1.0	$1.0	$3.5	-	$1.0	0.5	1.5
Curtis Palmer	9.5	13.0	2.7	9.0	34.1	$14.3	15.2	7.6	37.1
Dorchester	-	-	-	-	-	-	-	0.9	0.9
Kenilworth	1.4	0.5	(0.0)	0.5	2.3	0.9	0.9	1.3	3.1
Morris	6.9	3.4	1.5	5.0	16.9	5.7	4.0	3.4	13.1
Piedmont	1.3	1.3	6.0	1.5	10.0	1.3	0.5	5.5	7.3
Chambers (1)	0.0	5.9	-	8.0	13.9	-	6.0	-	6.0
Craven (1)	-	-	-	-	-	-	-	-	-
Grayling (1)	-	-	-	-	-	-	-	0.4	0.4
Orlando (1)	2.6	9.7	6.4	13.7	32.3	1.9	10.1	10.6	22.6
Total	**21.8**	**35.0**	**17.5**	**38.8**	**113.1**	**24.0**	**37.7**	**31.4**	**93.1**
West U.S.									
Koma Kulshan (2)	0.6	0.1	0.4	0.8	1.8	0.3	0.6	0.1	0.9
Manchief	3.2	0.6	4.2	4.2	12.2	3.4	3.6	2.6	9.6
Naval Station	1.2	(0.7)	(0.4)	(0.4)	(0.4)	1.2	(0.1)	(0.4)	0.6
Naval Training Center	0.8	(0.5)	(0.4)	(0.6)	(0.7)	(0.2)	(0.1)	(0.4)	(0.7)
North Island	1.4	(0.7)	(0.4)	(0.6)	(0.3)	(0.3)	(0.1)	(0.2)	(0.6)
Oxnard	(0.2)	(0.2)	5.3	1.3	6.2	(1.1)	(1.9)	4.7	1.7
Frederickson (1)	4.0	3.0	3.4	3.7	14.1	3.8	2.8	4.5	11.1
Total	**11.0**	**1.8**	**12.0**	**8.3**	**33.0**	**7.1**	**4.7**	**10.9**	**22.6**
Canada									
Calstock	2.9	1.8	(0.1)	0.7	5.4	1.1	1.1	1.8	4.0
Kapuskasing	6.3	(0.2)	(0.1)	0.0	6.0	(0.1)	(0.1)	0.0	(0.2)
Mamquam	1.9	2.7	2.6	1.8	9.0	1.7	2.4	2.1	6.2
Moresby Lake	0.6	(0.1)	(0.2)	0.1	0.4	0.5	(0.3)	(0.3)	(0.1)
Nipigon	10.0	5.7	2.4	5.2	23.3	9.8	5.4	4.7	19.9
North Bay	6.6	(0.1)	(0.1)	0.0	6.4	(0.1)	(0.1)	(0.0)	(0.2)
Tunis	(0.5)	(3.1)	(0.5)	(0.5)	(4.5)	1.4	0.8	0.8	3.0
Williams Lake	4.0	1.2	(0.9)	1.7	5.9	2.5	(0.2)	(1.0)	1.3
Total	**31.7**	**8.0**	**3.2**	**9.0**	**51.9**	**16.7**	**9.0**	**8.1**	**33.7**
Total Cash Distributions	**$64.5**	**$44.7**	**$32.8**	**$56.1**	**$198.0**	**$47.8**	**$51.3**	**$50.4**	**$149.5**
Consolidated	57.4	26.0	23.0	30.7	137.7	42.1	32.4	34.9	109.4
Equity Method	7.1	18.8	9.8	25.4	60.3	5.7	18.9	15.4	40.1

(1) Unconsolidated entities for which the results of operations are reflected in equity earnings of unconsolidated affiliates.
(2) Consolidated as of July 27, 2018; equity investment prior to that date.

37

AtlanticPower Corporation

Non-GAAP Disclosures

Project Adjusted EBITDA is not a measure recognized under GAAP and does not have a standardized meaning prescribed by GAAP, and is therefore unlikely to be comparable to similar measures presented by other companies. Investors are cautioned that the Company may calculate this non-GAAP measure in a manner that is different from other companies. The most directly comparable GAAP measure is Project income (loss). Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation and amortization (including non-cash impairment charges) and changes in the fair value of derivative instruments. Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors. A reconciliation of Project Adjusted EBITDA to Project income (loss) and to Net income (loss) by segment and on a consolidated basis is provided on pages 39-40.

Investors are cautioned that the Company may calculate these measures in a manner that is different from other companies.

	Three months ended September 30,		Nine months ended September 30,	
	2019	**2018**	**2019**	**2018**
Net income (loss) attributable to Atlantic Power Corporation	**$12.6**	**($3.2)**	**$22.7**	**$12.1**
Net income (loss) attributable to preferred share dividends of a subsidiary company	1.7	(1.5)	(3.1)	(1.6)
Net income (loss)	**$14.3**	**($4.7)**	**$19.6**	**$10.5**
Income tax expense	0.2	3.6	2.4	7.7
Income (loss) from operations before income taxes	14.5	(1.1)	22.0	18.2
Administration	5.5	5.7	17.3	17.9
Interest expense, net	10.9	14.6	33.0	40.7
Foreign exchange (gain) loss	(2.8)	4.5	7.1	(9.1)
Other (income) expense, net	(0.2)	2.5	0.7	0.3
Project income	**$27.9**	**$26.2**	**$80.1**	**$68.0**
Reconciliation to Project Adjusted EBITDA				
Depreciation and amortization	$20.2	$25.0	$60.6	$78.0
Interest expense (income), net	0.8	(0.6)	2.0	2.7
Change in the fair value of derivative instruments	(1.0)	-	8.3	(3.5)
Insurance loss	1.0	-	1.0	-
Other (income) expense, net	-	(5.2)	1.2	(6.7)
Project Adjusted EBITDA	**$48.9**	**$45.4**	**$153.2**	**$138.5**

38

Reconciliation of Net Income (Loss) to Project Adjusted EBITDA by Segment

($ millions)

Three months ended September 30, 2019

	East U.S.	West U.S.	Canada	Un-alloc. Corp.	Consolidated
Net income (loss) attributable to Atlantic Power Corporation	$16.8	$5.9	$7.1	($17.2)	$12.6
Net income attributable to preferred share dividends of a subsidiary company	-	-	-	1.7	1.7
Net income (loss)	16.8	5.9	7.1	(15.5)	14.3
Income tax expense	-	-	-	0.2	0.2
Net income (loss) before income taxes	16.8	5.9	7.1	(15.3)	14.5
Administration	-	-	-	5.5	5.5
Interest expense, net	-	-	-	10.9	10.9
Foreign exchange gain	-	-	-	(2.8)	(2.8)
Other income, net	-	-	-	(0.2)	(0.2)
Project income (loss)	16.8	5.9	7.1	(1.9)	27.9
Change in fair value of derivative instruments	1.1	-	(3.7)	1.6	(1.0)
Depreciation and amortization	11.7	5.7	2.8	-	20.2
Interest, net	0.8	-	-	-	0.8
Insurance loss	1.0	-	-	-	1.0
Other project (income) expense	-	-	(0.1)	0.1	-
Project Adjusted EBITDA	$31.4	$11.6	$6.1	($0.2)	$48.9

Three months ended September 30, 2018

	East U.S.	West U.S.	Canada	Un-alloc. Corp.	Consolidated
Net income (loss) attributable to Atlantic Power Corporation	$12.7	$12.6	$1.2	($29.7)	($3.2)
Net loss attributable to preferred share dividends of a subsidiary company	-	-	-	(1.5)	(1.5)
Net income (loss)	12.7	12.6	1.2	(31.2)	(4.7)
Income tax expense	-	-	-	3.6	3.6
Income (loss) before income taxes	12.7	12.6	1.2	(27.6)	(1.1)
Administration	-	-	-	5.7	5.7
Interest expense, net	-	-	-	14.6	14.6
Foreign exchange loss	-	-	-	4.5	4.5
Other expense, net	-	-	-	2.5	2.5
Project income (loss)	12.7	12.6	1.2	(0.3)	26.2
Change in fair value of derivative instruments	0.5	-	(0.8)	0.3	-
Depreciation and amortization	11.6	5.5	7.9	-	25.0
Interest, net	0.7	(1.3)	-	-	(0.6)
Other project (income) expense	-	(5.3)	-	0.1	(5.2)
Project Adjusted EBITDA	$25.5	$11.5	$8.3	$0.1	$45.4

39

AtlanticPower Corporation

Reconciliation of Net Income (Loss) to Project Adjusted EBITDA by Segment

($ millions)

Nine months ended September 30, 2019

	East U.S.	West U.S.	Canada	Un-alloc. Corp.	Consolidated
Net income (loss) attributable to Atlantic Power Corporation	$59.3	$6.3	$22.9	($65.8)	$22.7
Net loss attributable to preferred share dividends of a subsidiary company	-	-	-	(3.1)	(3.1)
Net income (loss)	59.3	6.3	22.9	(68.9)	19.6
Income tax expense	-	-	-	2.4	2.4
Net income (loss) before income taxes	59.3	6.3	22.9	(66.5)	22.0
Administration	-	-	-	17.3	17.3
Interest expense, net	-	-	-	33.0	33.0
Foreign exchange loss	-	-	-	7.1	7.1
Other expense, net	-	-	-	0.7	0.7
Project income (loss)	59.3	6.3	22.9	(8.4)	80.1
Change in fair value of derivative instruments	3.4	-	(3.3)	8.2	8.3
Depreciation and amortization	34.8	17.3	8.4	0.1	60.6
Interest, net	2.3	(0.3)	-	-	2.0
Insurance loss	1.0	-	-	-	1.0
Other project expense	-	1.2	-	-	1.2
Project Adjusted EBITDA	$100.8	$24.5	$28.0	($0.1)	$153.2

Nine months ended September 30, 2018

	East U.S.	West U.S.	Canada	Un-alloc. Corp.	Consolidated
Net income (loss) attributable to Atlantic Power Corporation	$51.5	$4.4	$9.8	($53.6)	$12.1
Net loss attributable to preferred share dividends of a subsidiary company	-	-	-	(1.6)	(1.6)
Net income (loss)	51.5	4.4	9.8	(55.2)	10.5
Income tax expense	-	-	-	7.7	7.7
Net income (loss) before income taxes	51.5	4.4	9.8	(47.5)	18.2
Administration	-	-	-	17.9	17.9
Interest expense, net	-	-	-	40.7	40.7
Foreign exchange gain	-	-	-	(9.1)	(9.1)
Other expense, net	-	-	-	0.3	0.3
Project income	51.5	4.4	9.8	2.3	68.0
Change in fair value of derivative instruments	0.8	-	(2.2)	(2.1)	(3.5)
Depreciation and amortization	34.8	19.2	23.9	0.1	78.0
Interest, net	2.7	-	-	-	2.7
Other project income	-	(6.7)	-	-	(6.7)
Project Adjusted EBITDA	$89.8	$16.9	$31.5	$0.3	$138.5

40